                                                                     EXHIBIT 4.1
--------------------------------------------------------------------------------

                      TELEHUB COMMUNICATIONS CORPORATION,
                                   as Issuer,

                                      AND

                     TELEHUB NETWORK SERVICES CORPORATION,
                                 as Guarantor,

                                      AND

                       TELEHUB TECHNOLOGIES CORPORATION,
                                 as Guarantor,

                                      AND

                          TELEHUB LEASING CORPORATION,
                                 as Guarantor,

                                      AND

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                               ------------------

                                  $125,000,000

                             SERIES A AND SERIES B


                     13 7/8% SENIOR DISCOUNT NOTES DUE 2005

                               ------------------

                                   INDENTURE

                           Dated as of July 30, 1998

                               ------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*


Trust Indenture                                               Indenture
Act Section                                                     Section
-----------------                                         ----------------
310(a)(1)......................................................  7.10
(a)(2).........................................................  7.10
(a)(3).........................................................  N.A.
(a)(4).........................................................  N.A.
(a)(5).........................................................  7.10
(b)............................................................  7.8; 7.10
(c)............................................................  N.A.
311(a).........................................................  7.11
(b)............................................................  7.11
(c)............................................................  N.A.
312(a).........................................................  2.5
(b)............................................................  11.3
(c)............................................................  11.3
313(a).........................................................  7.6
(b)(1).........................................................  N.A.
(b)(2).........................................................  7.6
(c)............................................................  7.6
(d)............................................................  7.6
314(a).........................................................  4.3; 4.4
(b)............................................................  N.A.
(c)(1).........................................................  11.4
(c)(2).........................................................  11.4
(c)(3).........................................................  N.A.
(d)............................................................  N.A.
(e)............................................................  11.5
(f)............................................................  N.A.
315(a).........................................................  7.1(2)
(b)............................................................  7.5
(c)............................................................  7.1(1)
(d)............................................................  7.1(3)
(e)............................................................  6.11
316(a)(last sentence)..........................................  2.9
(a)(1)(A)......................................................  6.5
(a)(1)(B)......................................................  6.4
(a)(2).........................................................  N.A.
(b)............................................................  6.7
(c)............................................................  9.4
317(a)(1)......................................................  6.8
(a)(2).........................................................  6.9
(b)............................................................  2.4
318(a).........................................................  11.1
(b)............................................................  N.A.
(c)............................................................ 11.1

---------------------------

N.A. means not applicable
*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.........................................................................................2
SECTION 1.2.  Other Definitions..................................................................................16
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act..................................................17
SECTION 1.4.  Rules of Construction..............................................................................17

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.1.  Form and Dating....................................................................................18
SECTION 2.2.  Execution and Authentication.......................................................................19
SECTION 2.3.  Registrar and Paying Agent.........................................................................20
SECTION 2.4.  Paying Agent to Hold Assets in Trust...............................................................20
SECTION 2.5.  Holder Lists.......................................................................................21
SECTION 2.6.  Transfer and Exchange..............................................................................21
SECTION 2.7.  Replacement Notes..................................................................................30
SECTION 2.8.  Outstanding Notes..................................................................................31
SECTION 2.9.  Treasury Notes.....................................................................................31
SECTION 2.10.  Temporary Notes...................................................................................31
SECTION 2.11.  Cancellation......................................................................................32
SECTION 2.12.  Defaulted Interest................................................................................32
SECTION 2.13.  CUSIP Number......................................................................................32
SECTION 2.14.  Deposit of Moneys.................................................................................32
SECTION 2.15.  Liquidated Damages Under Registration Rights Agreement............................................33

                                    ARTICLE 3

                        REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.1.  Notice to Trustee..................................................................................33
SECTION 3.2.  Selection of Notes to be Redeemed..................................................................33
SECTION 3.3.  Notice of Redemption...............................................................................34
SECTION 3.4.  Effect of Notice of Redemption.....................................................................35
SECTION 3.5.  Deposit of Redemption Price........................................................................35
SECTION 3.6.  Notes Redeemed in Part.............................................................................35
SECTION 3.7.  Optional Redemption................................................................................36
SECTION 3.8.  Mandatory Redemption...............................................................................36
SECTION 3.9.  Offer to Purchase by Application of Excess Proceeds................................................37

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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1.  Payment of Notes...................................................................................39
SECTION 4.2.  Maintenance of Office or Agency....................................................................39
SECTION 4.3.  Reports ...........................................................................................40
SECTION 4.4.  Compliance Certificate.............................................................................40
SECTION 4.5.  Taxes   ...........................................................................................41
SECTION 4.6.  Stay, Extension and Usury Laws.....................................................................41
SECTION 4.7.  Company and Corporate Existence and Maintenance
                      of Properties and Insurance................................................................41
SECTION 4.8.  Limitation on the Incurrence of Indebtedness.......................................................42
SECTION 4.9.  Limitation on Restricted Payments..................................................................44
SECTION 4.10. Limitation on Liens................................................................................46
SECTION 4.11. Limitation on Transactions with Affiliates.........................................................46
SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.......................46
SECTION 4.13. Business Activities................................................................................47
SECTION 4.14. Asset Sales........................................................................................47
SECTION 4.15. Change of Control..................................................................................48
SECTION 4.16. Payments for Consent...............................................................................50
SECTION 4.17. Limitation on Issuances and Sales of Capital Stock of Subsidiaries ................................51

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.1.  Limitation on Merger, Consolidation or Sale of Assets..............................................51
SECTION 5.2.  Successor Person Substituted.......................................................................52

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default..................................................................................53
SECTION 6.2.  Acceleration.......................................................................................55
SECTION 6.3.  Other Remedies.....................................................................................55
SECTION 6.4.  Waiver of Past Defaults............................................................................55
SECTION 6.5.  Control by Majority................................................................................56
SECTION 6.6.  Limitation on Suits................................................................................56
SECTION 6.7.  Rights of Holders to Receive Payment...............................................................56
SECTION 6.8.  Collection Suit by Trustee.........................................................................57
SECTION 6.9.  Trustee May File Proofs of Claim...................................................................57
SECTION 6.10. Priorities.........................................................................................57
SECTION 6.11. Undertaking for Costs..............................................................................58


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                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.1.  Duties of Trustee..................................................................................58
SECTION 7.2.  Rights of Trustee..................................................................................59
SECTION 7.3.  Definitive Rights of Trustee.......................................................................60
SECTION 7.4.  Trustee's Disclaimer...............................................................................60
SECTION 7.5.  Notice of Defaults.................................................................................60
SECTION 7.6.  Reports by Trustee to Holders......................................................................60
SECTION 7.7.  Compensation and Indemnity.........................................................................61
SECTION 7.8.  Replacement of Trustee.............................................................................62
SECTION 7.9.  Successor Trustee by Merger, etc...................................................................63
SECTION 7.10. Eligibility; Disqualification......................................................................63
SECTION 7.11. Preferential Collection of Claims Against Company..................................................63

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance...........................................64
SECTION 8.2.  Legal Defeasance and Discharge.....................................................................64
SECTION 8.3.  Covenant Defeasance................................................................................64
SECTION 8.4.  Conditions to Legal Defeasance or Covenant Defeasance..............................................65
SECTION 8.5.  Deposited Money and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions.............................................................66
SECTION 8.6.  Repayment to Company...............................................................................67
SECTION 8.7.  Reinstatement......................................................................................67
SECTION 8.8.  Discharge of Liability on Securities; Defeasance...................................................67

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1.  Without Consent of Holders.........................................................................68
SECTION 9.2.  With Consent of Holders............................................................................69
SECTION 9.3.  Compliance with Trust Indenture Act................................................................70
SECTION 9.4.  Revocation and Effect of Consents..................................................................70
SECTION 9.5.  Notation on or Exchange of Notes...................................................................71
SECTION 9.6.  Trustee to Sign Amendments, etc....................................................................71





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                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.1.  Unconditional Guarantee...........................................................................71
SECTION 10.2.  Severability......................................................................................72
SECTION 10.3.  Release of a Guarantor............................................................................72
SECTION 10.4.  Limitation of Guarantor's Liability...............................................................73
SECTION 10.5.  Guarantors May Consolidate, etc., on Certain Terms................................................73
SECTION 10.6.  Contribution......................................................................................73
SECTION 10.7.  Waiver of Subrogation.............................................................................74
SECTION 10.8.  Execution of Guarantee............................................................................74
SECTION 10.9.  Waiver of Stay, Extension or Usury Laws...........................................................75

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls......................................................................75
SECTION 11.2.  Notices...........................................................................................75
SECTION 11.3.  Communication by Holders with Other Holders.......................................................76
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent................................................76
SECTION 11.5.  Statements Required in Certificate or Opinion.....................................................77
SECTION 11.6.  Rules by Trustee and Agents.......................................................................77
SECTION 11.7.  Legal Holidays....................................................................................77
SECTION 11.8.  No Recourse Against Others........................................................................78
SECTION 11.9.  Governing Law.....................................................................................78
SECTION 11.10.  No Adverse Interpretation of Other Agreements....................................................78
SECTION 11.11.  Successors.......................................................................................78
SECTION 11.12.  Severability.....................................................................................78
SECTION 11.13.  Counterpart Originals............................................................................78
SECTION 11.14.  Table of Contents, Headings, etc.................................................................79

                                                                         PAGE

Exhibits

Exhibit A       FORM OF NOTE AND GUARANTEE                                A-1
Exhibit B       FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                REGISTRATION OF TRANSFER OF NOTES                         B-1
Exhibit C       FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED
                INSTITUTIONS                                              C-1
Exhibit D       FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                TRANSFERS PURSUANT TO REGULATION S                        D-1

               INDENTURE, dated as of July 30, 1998, by and among TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), TELEHUB NETWORK SERVICES CORPORATION, an Illinois corporation ("TNS"), TELEHUB TECHNOLOGIES CORPORATION, a Nevada corporation ("TTC"), TELEHUB LEASING CORPORATION, a Nevada corporation ("TLC" and collectively with TNS and TTC, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee ("Trustee").

               Each party hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 13 7/8% Series A Senior Discount Notes due 2005 of the Company (the "Series A Notes"), and the 13 7/8% Series B Senior Discount Notes due 2005 of the Company (the "Series B Notes" and together with the Series A Notes, the "Notes").


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions

               "Accreted Value" means as of any date of determination prior to July 31, 2001, an amount per $1,000 principal amount at maturity of any Note that is equal to the sum of (a) the initial offering price of such Note ($668.43 per $1,000 principal amount at maturity) and (b) the portion of the excess of the principal amount at maturity of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13 7/8% per annum on the initial offering price of such Note, compounded semi-annually on each January 31 and July 31 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

               "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent or co-registrar.

               "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section
4.15 and/or Article 5 hereof, and not by the provisions Section 4.14 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) a Restricted Payment that is permitted by
Section 4.9 hereof and (iii) a TNS/TTC Transaction will not be deemed to be an Asset Sale.

               "Bank Credit Facility" means (i) one or more revolving credit facilities entered into by the Company and/or its Subsidiaries, (ii) each instrument pursuant to which the Obligations under the agreement described in clause (i) above are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guaranteeing or securing any Indebtedness under any agreements described in clause (i) or (ii) above, in each case, as modified, amended, restated or supplemented from time to time.

               "Board of Directors" means, as applicable, the Board of Directors of the Company or any authorized committee of the Board of Directors.

               "Business Day" means any day other than a Legal Holiday.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, and whose short-term debt has a rating at the time of any such investment of at least "A-1" or the equivalent thereof by Standard & Poor's or at least "P-1" or the equivalent thereof by Moody's, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's and in each case maturing within one year after the date of acquisition and (vi) securities that are registered under the Securities Act and are sold within forty-five (45)days of any acquisition of the Company or any of its Subsidiaries for cash (to the extent of the cash received by the Company or such Subsidiary net of all transaction costs and taxes).

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than the Principals,
(ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (as defined above), other than the Principals, becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power of the voting stock of the Company than at that time is beneficially owned by the Principals, (iv) after the consummation of any Public Offering, any person or group (as defined above), other than the Principals, becomes the "beneficial owner" of 35% or more of the voting power of the voting stock of the Company; or (v) the first day on which more than a majority of the members of the board of directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred. "Change of Control" shall not mean a TNS/TTC Transaction.

               "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

               "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period,
(iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation and without duplication, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended, directly or indirectly, to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

               "Consolidated Debt" means, with respect to any Person as of any date of determination, the sum, without duplication of (i) the total amount of Debt of such Person and its Subsidiaries, plus (ii) the total amount of Debt of any other Person, to the extent that such Debt has been guaranteed by the referent Person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Debt of the Company as of such date to (b) two times the Consolidated Cash Flow of the Company for the two most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available but in no event ending more than 135 days prior to the date of such determination (the "Measurement Period"), determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such two-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such two-quarter period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the two-quarter Measurement Period or subsequent to such Measurement Period and on or prior to the date of calculation (the "Calculation Date") shall be deemed to have occurred on the first day of the two-quarter Measurement Period and Consolidated Cash Flow for such Measurement Period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an incurrence of Indebtedness, the amount of Indebtedness outstanding at the end of the Measurement Period shall be calculated after giving effect on a pro forma basis to the incurrence of such Indebtedness as if such Indebtedness had been outstanding as of the end of the Measurement Period and to the discharge of any other Indebtedness to the extent it was outstanding as of the end of the Measurement Period and is to be repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such Indebtedness has been discharged as of the end of the Measurement Period, and (iv) if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Measurement Period or if any Indebtedness that was outstanding as of the end of the Measurement Period is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculated the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding as of the end of the Measurement Period shall be calculated on a pro forma basis as if such discharge had occurred as of the end of the Measurement Period and the Consolidated Cash Flow shall be calculated as if the Company or such Subsidiary had not earned the interest income, if any, actually earned during the period of the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination in respect of cash or Cash Equivalents (excluding clause
(vi) thereof) used to repay, repurchase, defease or otherwise discharge such Indebtedness.

               "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

               "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and without duplication its Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (b) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

               "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of the board of directors on the date of this Indenture or (ii) was nominated for election to the board of directors with the approval of at least a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

               "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

               "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing the balance deferred and unpaid of the purchase price of any property or representing Hedging Obligations.

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto and the additional schedule referred to therein).

               "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "Event of Default" has the meaning set forth in Section 6.1 hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Note" means any Series B Note issued in exchange for an Original Note pursuant to the Exchange Offer or the Private Exchange Offer.

               "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

               "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

               "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "Guarantee" means the guarantee of each Guarantor set forth in
Article 10 and any additional guarantee of the Notes executed by any Subsidiary of the Company.

               "Guarantors" means any Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates (except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof).

               "Holder" means a Person in whose name a Note is registered.

               "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) in which case the amount of such Indebtedness shall be deemed to be the lesser of (a) the amount of such Indebtedness and (b) the fair market value of the asset that secures such Indebtedness, (iii) Disqualified Stock of such Person, (iv) preferred stock of any Subsidiary of such Person (other than Preferred Stock held by such Person or any of its Subsidiaries) and (v) to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Initial Purchaser" means BancBoston Securities Inc., as initial purchaser in the Offering.

               "Interest Payment Date" means, with respect to any installment of interest on the Notes, the date specified in such Note as the fixed date on which such installment of interest is due and payable.

               "Interest Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

               "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Subsidiaries for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.9 hereof.

               "Issue Date" means the date of first issuance of the Notes under this Indenture.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

               "Make-Whole Premium" means, with respect to a Note, an amount equal to the excess of (a) the present value of the remaining interest, Liquidated Damages, if any, and principal payments due on such Note as if such Note was redeemed on July 31, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (b) the outstanding Accreted Value of such Note as of the date of determination. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life of the Notes for which a Make-Whole Premium is being calculated; provided, however, that if the average life of such Notes is not equal to the constant maturity of the applicable United States Treasury securities for which a weekly average yield is given, except that if the average life of such Notes is less than one year, the weekly average yield on actually traded United State Treasury securities adjusted to a constant maturity of one year shall be used.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

               "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

               "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "Notes" means the Exchange Notes and the Original Notes.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Offering" means the offering of the Series A Notes pursuant to the Offering Memorandum.

               "Offering Memorandum" means the Offering Memorandum of the Company, dated July 27, 1998, relating to the Offering.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer or chief accounting officer of such Person.

               "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof and, to the extent required by the TIA, complies with TIA Section
314. The counsel may be an employee of or counsel to the Company, any of its Subsidiaries or the Trustee.

               "Original Notes" means the Series A Notes initially issued under this Indenture prior to the issuance of Exchange Notes.

               "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (iv) any Investment existing on the date of this Indenture; (v) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof, and (vi) other Investments in any Person (other than an Affiliate that is not a Subsidiary or a Person that is controlled by an Affiliate that is not a Subsidiary) engaged in a line of business that is similar, complementary or ancillary to the business of the Company on the Issue Date, when taken together with all other Investments made pursuant to this clause (vi) that are at the time outstanding, not to exceed $3.0 million.

               "Permitted Liens" means (i) Liens securing the Bank Credit Facility; (ii) Liens in favor of the Company or any of its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such

Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness permitted by Section 4.8(iv)(A) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture excluding Liens on Indebtedness to be repaid with the proceeds of the Offering; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Subsidiary; (x) renewals or refundings of any Liens referred to in clauses (iii) through (ix) above, provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced; (xi) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; and
(xii) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien, but only if (1) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist, (2) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset, (3) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligation secured by the Lien so renewed, extended or replaced, (4) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase and (5) the principal amount of the obligations has a final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the obligation secured by the Lien so renewed, extended or replaced.

               "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Private Exchange Offer" means a private exchange offer pursuant to Section 2(a) of the Registration Rights Agreement.

               "Principals" mean William W. Becker or Donald H. Sledge, their lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which William W. Becker or Donald H. Sledge and/or their lineal descendants hold at least 80% of the total, combined outstanding voting power or similar controlling interest.

               "Public Offering" means an underwritten primary public offering of common stock (other than Disqualified Stock) of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act).

               "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and the Initial Purchaser, as amended or supplemented from time to time.

               "Representative" means the Trustee and any other trustee, agent or representative of holders of any Senior Debt.

               "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Investment" means an Investment other than a Permitted Investment.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Series A Notes" means the Company's 13 7/8% Series A Senior Discount Notes due 2005 to be issued pursuant to this Indenture.

               "Series B Notes" means the Company's 13 7/8% Series B Senior Discount Notes due 2005 to be issued pursuant to this Indenture in the Exchange Offer.

               "Senior Debt" of any Person means (i) any Indebtedness of such Person incurred under the Bank Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by such Person under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of such Person, and (iii) all Obligations of such Person with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by such Person, (b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

               "Standard & Poor's" means Standard and Poor's, a division of The McGraw-Hill Companies, and its successors.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof).

               "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting, or providing services relating to the transmission of voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business, or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of the Company.

               "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA.

               "TNS" means TeleHub Network Services Corporation, an Illinois corporation, substantially all of the assets of which include an ATM Network.

               "TNS/TTC Transaction" means (i) a sale, assignment, transfer, lease conveyance or other disposition of all of the capital stock of TNS or all or substantially all of the assets comprising TNS's

ATM Network, and/or (ii) a sale, assignment, transfer, lease, conveyance or other disposition of all of the capital stock of TTC or all or substantially all of the assets comprising TTC's business; provided that no asset of the Company or any of its Subsidiaries shall have been or will be transferred or licensed to the Subsidiary or business be divested by the Company other than on an arm's length basis and in the ordinary course of business.

               "Transfer Restricted Securities" has the meaning ascribed to the term "Registrable Securities" in the Registration Rights Agreement.

               "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

               "TTC" means TeleHub Technologies Corporation, a Nevada corporation.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

               "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2.  Other Definitions


                                                                     Defined in
           Term                                                       Section
          ------                                                     -----------
"Affiliate Transaction"                                                 4.11
"Asset Sale Offer"                                                      4.14
"Bankruptcy Law"                                                        6.1
"Change of Control Offer"                                               4.15
"Change of Control Payment"                                             4.15
"Change of Control Payment Date"                                        4.15
"Covenant Defeasance"                                                   8.3
"Custodian"                                                             6.1
"DTC"                                                                   2.3
"Event of Default"                                                      6.1
"Excess Proceeds"                                                       4.14
"Funding Guarantor"                                                    10.6
"incur"                                                                 4.8



"Legal Defeasance"                                                      8.2
"Legal Holiday"                                                        11.7
"Offer Amount"                                                          3.9
"Offer Period"                                                          3.9
"Paying Agent"                                                          2.3
"Payment Default"                                                       6.1
"Purchase Date"                                                         3.9
"Registrar"                                                             2.3
"Restricted Payments"                                                   4.9
"Restricted Period"                                                     2.6
"TNS/TTC Put Option Payment"                                            4.15
"TNS/TTC Put Option Offer"                                              4.15
"TNS/TTC Put Option Payment                                             4.15
  Date"

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes;

               "indenture security holder" means a Holder of Notes;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee;

               "obligor" on the Notes means the Company, any Guarantor, or any successor obligor upon the Notes or the Guarantee.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.  Rules of Construction

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) provisions apply to successive events and transactions; and

               (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.1.  Form and Dating

               The Original Notes, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Exchange Notes, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture; provided, that Exchange Notes issued in the Exchange Offer shall not bear the legend set forth in Exhibit A hereto as indicated by footnote 2; provided, further, that Exchange Notes issued in both the Exchange Offer and the Private Exchange Offer shall not refer to Liquidated Damages and shall not include paragraph 19 of Exhibit A hereto. The Notes may have notations, legends or endorsements required by this Indenture, law, stock exchange rule, depository rule or usage. Any such notation, legend or endorsement shall be delivered in writing to the Trustee by the Company. Each Note shall be dated the date of its issuance and show the date of its authentication.

               The terms and provisions contained in the Notes and the Guarantee, annexed hereto as Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               The Original Notes initially will be issued in global form, substantially in the form of Exhibit A attached hereto (including the text set forth in footnote 1 thereto and the additional schedule referred to therein) and may be issued in definitive form, substantially in the form of Exhibit A hereto (not including the text set forth in footnote 1 thereto and the additional schedule referred to therein). The Original Notes initially will be deposited with the Trustee, as Note Custodian. The Global Notes initially shall be registered in the name of the Depository or the nominee of the Depository. A Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, as Note Custodian, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

SECTION 2.2.  Execution and Authentication

               One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 10.8.

               If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

               Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a request for the authentication and delivery of such Notes signed by an Officer of the Company, and the Trustee, in accordance with such request, shall authenticate and deliver such Notes as provided in this Indenture.

               The Trustee shall authenticate (i) Original Notes for original issue in the aggregate principal amount at maturity not to exceed $125,000,000, and (ii) Exchange Notes issued, either (x) in the Exchange Offer for the Original Notes pursuant to the Exchange Offer Registration Statement filed with the Commission from time to time, for issue only in exchange for a like principal amount at maturity of Original Notes or (y) in the Private Exchange Offer, for issue only in exchange for a like principal amount at maturity of Original Notes, in each case, upon written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Original Notes or Exchange Notes and whether the Notes are to be Definitive Notes or Global Notes. Except as contemplated by Section 2.7 hereof, the aggregate principal amount at maturity of Notes outstanding at any time may not exceed $125,000,000. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

               The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 stated principal amount at maturity and any integral multiple thereof.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

SECTION 2.3.  Registrar and Paying Agent

               The Company shall maintain an office or agency where (a) Notes may be presented for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 4.14 and 4.15 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

               The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4.  Paying Agent to Hold Assets in Trust

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, or Liquidated Damages with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any Default by the Company or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. The Company at any time may require a Paying Agent to pay all assets held by it to the Trustee and account for any assets disbursed. Upon payment over and accounting to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no other liability for the assets. If either the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5.  Holder Lists

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Interest Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.6.  Transfer and Exchange

               (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request to register the transfer of the Definitive Notes, or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder; and

                      (ii) shall, in the case of a Transfer Restricted Security, be accompanied by the following additional information and documents, as applicable:

                             (A) if such Transfer Restricted Securities are
               being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                             (B) if such Transfer Restricted Securities are
               being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or
               (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or
               (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                             (C) if such Transfer Restricted Securities are
               being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                             (D) if such Transfer Restricted Securities are
               being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an Opinion of Counsel if the Company so requests), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                             (E) if such Transfer Restricted Securities are
               being transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

               (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder, together with:

                      (i) if such Definitive Note is being delivered to the Trustee by a Holder, without transfer, to enable such Holder to obtain a beneficial interest in a Global Note, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); provided that such Holder provides a certification that such Holder is otherwise permitted to hold a beneficial interest in a Global Note;

                      (ii) if such Definitive Note is a Transfer Restricted Security and is being transferred, certification, substantially in the form of Exhibit B hereto, that either (A) such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (B) to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or
        (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferee (in substantially the form of Exhibit C hereto), or (C) to a foreign person outside the U.S. pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferor (in substantially the form of Exhibit D hereto); and

                      (iii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make, or directing the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

then the Trustee shall cancel such Definitive Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

               (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

               (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                      (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                             (A) if such beneficial interest is being
               transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                             (B) if such beneficial interest is being
               transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or
               (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                             (C) if such beneficial interest is being
               transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                             (D) if such beneficial interest is being
               transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); or

                             (E) if such beneficial interest is being
               transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto);

        then the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                      (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

               (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (f) Until the later of (A) the 41st day after the Issue Date and
(B) the 41st day after the day on which the Notes are first offered to persons other than distributors (as defined in Regulation S of the Securities Act) in reliance on Regulation S of the Securities Act (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person (other than a distributor) or for the account or benefit of a U.S. person within the meaning of Rule 902
(o) of the Securities Act unless such transfer is made pursuant to the registration of the Notes under the Securities Act or on an available exemption from registration requirements under the Securities Act. Upon such an exchange to a person, certification is required of the beneficial ownership of the Global Notes by a non-U.S. person or a U.S. person who purchased the Global Notes in a transaction that did not require registration under the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants. During the

Restricted Period, the Regulation S Global Note will be represented by a temporary Regulation S Global Note.

               (g) Authentication of Definitive Notes. If at any time:

                      (i) the Company notifies the Trustee in writing that the Depository for the Notes is no longer willing or able to act as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                      (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

               (h)    Legends.

                      (i) Except as permitted by the following paragraphs (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form until after the second anniversary of the later of the date of original issuance of the Note and the last day on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security):

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
               ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
               NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER

               REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS NOTE PURSUANT TO THIS CLAUSE (C) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
               (F) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES
               (C), (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                      (ii) Each Global Note shall also bear the following legend:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

               REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                      (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                             (A) in the case of any Transfer Restricted Security
               that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in clause
               (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                             (B) in the case of any Transfer Restricted Security
               represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in clause (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of
               Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in clause (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                      (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in clause (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule

        144A) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                      (v) By its acceptance of any Note bearing the legend set forth in Section 2.6(g)(i) hereof, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend and agrees that it will transfer such Note only as provided in this Indenture.

                      (vi) Each temporary Regulation S Global Note in effect during the Restricted Period shall also bear the following legend:

               BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY RESTRICTED PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CEDEL S.A. AND ONLY
               (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
               (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. DURING SUCH 40-DAY RESTRICTED PERIOD, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED TO INSTITUTIONS THAT ARE "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a)(1),
               (2), (3), OR (7) UNDER THE SECURITIES ACT BUT NOT QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

               (i) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

               (j) General Provisions with respect to Transfer and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, pursuant to the terms of this Indenture, Definitive Notes and Global Notes at the Registrar's request.

                      (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 3.9, 4.14, 4.15 and 9.5 hereof).

                      (iii) Neither the Company nor the Registrar shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                      (v) The Company shall not be required to issue, register the transfer or exchange of Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection.

                      (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                      (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                      (viii) Neither the Company nor the Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

                      (ix) Members of, or participants in, the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as the Note Custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (y) impair, as between the Depository and members of, or participants in, the Depository, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

SECTION 2.7.  Replacement Notes

               If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

               Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.8.  Outstanding Notes

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds a Note.

               If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.  Treasury Notes

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Notes

               Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver, Definitive Notes in exchange for temporary Notes.

               Until such exchange, Holders of temporary Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11.  Cancellation

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation, except as expressly permitted by this Indenture. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order delivered to the Trustee at the time such canceled Notes are delivered to the Trustee, signed by one Officer of the Company, the Company shall direct that canceled Notes be returned to it.

SECTION 2.12.  Defaulted Interest

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case as provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP Number

               The Company in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14.  Deposit of Moneys

               On each Interest Payment Date and each date on which payments in respect of the Notes are required to be made pursuant to the terms of this Indenture, the Company shall, not later than 11:00 a.m., New York City time, deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

SECTION 2.15.  Liquidated Damages Under Registration Rights Agreement

               Under certain circumstances, the Company shall be obligated to pay certain Liquidated Damages to the Holders, all as set forth in Section 2 of the Registration Rights Agreement.

                                    ARTICLE 3

                        REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.1.  Notice to Trustee

               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee or a different notice period is set forth in Section 3.7 hereof), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

               If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.14 or 4.15 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $2.0 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.2.  Selection of Notes to Be Redeemed

               If less than all of the Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth herein, select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal, principal national securities exchanges and depositary requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

               In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.14, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.3.  Notice of Redemption

               Subject to the provisions of Sections 3.9 and 4.15 hereof, at least 30 days but not more than 60 days before a redemption date (unless a different notice period is set forth in Section 3.7 hereof), the Company shall mail by first class mail a notice of redemption to each Holder of Notes to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, to be paid in connection with the redemption;

               (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

               (4) the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, interest ceases to accrue on and after the redemption date on Notes or portions of Notes called for redemption;

               (7) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

               (9) the aggregate principal amount of Notes being redeemed.

               At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.  Effect of Notice of Redemption

               Once notice of redemption is mailed in accordance with Section
3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

SECTION 3.5.  Deposit of Redemption Price

               Not later than 11:00 a.m. on or before the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date on all Notes to be redeemed. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. Upon surrender of a Note for redemption in accordance with the notice given pursuant to Section 3.3 hereof, such Note shall be purchased by the Company at the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, premium and Liquidated Damages, if any, from the redemption date until such principal, premium or Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, premium or Liquidated Damages, if any, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6.  Notes Redeemed in Part

               Upon surrender and cancellation of a Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the surrendered and canceled original Note.

SECTION 3.7.  Optional Redemption

               The Notes are not redeemable at the Company's option prior to July 31, 2002. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below:

  Year                                       Percentage
  ----                                       ----------
2002.....................................     106.9375%
2003.....................................     103.4688%
2004 and thereafter......................     100.0000%


               Notwithstanding the foregoing, upon the occurrence of a TNS/TTC Transaction, the Company may, at its option, by giving notice of redemption at any time not less than 30 days nor more than 60 days prior to such transaction, redeem all, but not less than all, of the outstanding Notes concurrently with the consummation of such transaction at redemption price equal to, at any time on or prior to July 31, 2002, 100% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, plus the applicable Make-Whole Premium and after such date at the amount that would be payable to the holders if the Company on such date were to redeem the Notes. On the date fixed for redemption in connection with a TNS/TTC Transaction, the Company will deposit with the Trustee sufficient monies to redeem in full the Notes and deliver to the Trustee a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions) dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes the Company will be solvent.

SECTION 3.8.  Mandatory Redemption

               The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, as described in Sections 3.9, 4.14 and 4.15, the Company may be obligated, under certain circumstances, to make an offer to purchase (i) all outstanding Notes at a redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (or, in the case of repurchase of Notes prior to July 31, 2002, at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, upon a Change of Control or a TNS/TTC Transaction; and (ii) outstanding Notes with a portion of the Net Proceeds of Asset Sales at a redemption price of 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

SECTION 3.9.  Offer to Purchase by Application of Excess Proceeds

               Any Asset Sale Offer pursuant to Section 4.14 shall remain open for at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

               The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer or a TNS/TTC Put Option Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9 or Section 4.15, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

               If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
        Section 3.9 and Section 4.14 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payments, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Note purchased;

               (g) that, if the aggregate principal amount of Notes surrendered by the Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (h) that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase plus accrued and unpaid interest and Liquidated Damages, if any, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

               Other than as specifically provided in this Section 3.9 and
Section 4.14, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

               No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1.  Payment of Notes

               The Company shall pay the principal (or, if prior to July 31, 2001, the Accreted Value), premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal (or, if prior to July 31, 2001, the Accreted Value), premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or any of its Subsidiaries or Affiliates, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and interest, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

               The Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal (or, if prior to July 31, 2001, the Accreted Value), and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest or accretion rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2.  Maintenance of Office or Agency

               The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the office of the Trustee at State Street Bank and Trust Company, N.A., 61 Broadway - Concourse Level - Corporate Trust Window, New York, New York 10006, as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3.  Reports

               (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) within 45 days following the end of each fiscal quarter and 90 days following the end of each fiscal year, respectively, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a

"Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing) and make such information available to securities analysts and prospective investors upon request.

               (b) Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

               (c) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders or beneficial owners of Notes and securities analysts and prospective investors of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4.  Compliance Certificate

               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, but not less often than annually, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent certified public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4, 5 or 6 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(5), an

Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.  Taxes

               The Company shall, and shall cause its Subsidiaries to, pay or discharge prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings and for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.6.  Stay, Extension and Usury Laws

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. Company and Corporate Existence and Maintenance of Properties and
             Insurance

               Subject to Section 4.15 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

               The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not adverse in any material respect to the Holders.

               The Company shall maintain insurance against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

SECTION 4.8.  Limitation on the Incurrence of Indebtedness

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) if the Consolidated Leverage Ratio is less than or equal to 5.50 to 1.00.

        The foregoing provisions will not apply to:

               (i) the incurrence by the Company and the Guarantors of Indebtedness pursuant to the Bank Credit Facility in an aggregate principal amount not to exceed 80% of the Company's receivables that are less than 60 days past due at any one time outstanding less any Net Proceeds of Asset Sales applied to permanently reduce the Bank Credit Facility pursuant to the provisions described under Section 4.14.

               (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

               (iii) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes, the Guarantees, the Exchange Notes and the Guarantees thereunder, and this Indenture;

               (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary or (B) in connection with the acquisition of assets or a new Subsidiary; provided, that the aggregate principal amount (or accreted value, as applicable) of Indebtedness incurred pursuant to clause (A) and (B) of this clause (iv), together with any other outstanding Indebtedness incurred pursuant to this clause
        (iv), does not exceed $10.0 million at any one time outstanding;

               (v) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

               (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred (other than Indebtedness incurred under clause (i) above);

               (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding; and

               (viii) the incurrence by the Company of Indebtedness (other than secured Acquired Debt) in an aggregate principal amount not to exceed
        1.0 times the sum of the net cash proceeds received by the Company after the date of this Indenture (other than in respect of Disqualified Stock) in connection with any Public Offerings; provided that such Indebtedness
        (i) does not mature prior to the maturity of the Notes, (ii) has a Weighted Average Life to Maturity at greater than the Notes and (iii) is made expressly subordinated to the Notes.

SECTION 4.9.  Limitation on Restricted Payments

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Notes or any Guarantee; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter measurement period, have been permitted by virtue of the Company's Consolidated Leverage Ratio, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section
        4.8 hereof; and

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries on or after the Issue Date (excluding

        Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than (A) Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, (B) Disqualified Stock or debt securities that have been converted into Disqualified Stock and (C) any such net cash proceeds utilized as the basis to incur Indebtedness under Section 4.8(viii) hereof, plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investments (but, in either case, only to the extent not included in subclause (1) of this clause (c)).

               The foregoing provisions will not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option or similar employee incentive arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, by the Principals; and (v) any dividend or distribution in the form of all of the capital stock of TNS or TTC or all or substantially all of the assets comprising TNS's ATM Network or TTC's business, provided that no assets of the Company or any of its other Subsidiaries shall have been or will be transferred or licensed to the Subsidiary being divested by the Company other than on an arm's-length basis and in the ordinary course and provided, further, that concurrently with the consummation of such transaction (A) the Company deposits with the Trustee sufficient monies to redeem in full the Notes and concurrently therewith redeems the Notes as set forth under Section 3.7 and Section 3.9 or if the Company has prior to such transaction given holders of the Notes the right to put the Notes to the Company concurrently with the consummation of such transaction, then the Company will only be obligated to deposit with the Trustee sufficient monies to redeem in full those Notes as to which Holders have demanded redemption and (B) the Company delivers to the Trustee a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions), dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes as described above the Company will be solvent, provided, that any such dividend or distribution shall nonetheless be treated as a Restricted Payment for all other purposes including without limitation under clause (c).

               The amount of all Restricted Payments other than cash shall be the fair market value (evidenced by an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $2.5 million shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an unaffiliated accounting, appraisal or investment banking firm of national standing. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.9 hereof were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10. Limitation on Liens

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien and except Permitted Liens.

SECTION 4.11. Limitation on Transactions with Affiliates

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction (as determined in good faith by the Board of Directors) with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such

Affiliate Transaction from a financial point of view issued by an unaffiliated accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, transactions between or among the Company and its Subsidiaries and Restricted Payments and Permitted Investments that are permitted by the provisions under Section 4.9 hereof, in each case shall not be deemed Affiliate Transactions.

SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting
              Subsidiaries

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its (1) Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) this Indenture, the Notes and the Guarantees, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive taken as a whole than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13. Business Activities

               The Company shall not, directly or indirectly, engage in any business other than the Telecommunications Business.

SECTION 4.14. Asset Sales

               The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (b) any notes or other obligations received by the Company or such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into Cash Equivalents (to the extent of the cash received) shall be deemed to be Cash Equivalents for purposes of this provision.

               Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary may apply such Net Proceeds (i) to permanently reduce borrowings under the Bank Credit Facility (and to correspondingly reduce commitments with respect thereto) or (ii) to make capital expenditures or acquire long-term assets in the same line of business as the Company was engaged immediately prior to such Asset Sale or, in the case of a sale of accounts receivable in connection with any accounts receivable financing, for working capital purposes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce senior indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (or, in the case of an offer to purchase that would be consummated prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any) to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

               The Asset Sale Offer must be commenced within 30 days following the Asset Sale that triggers the Company's obligation to make the Asset Sale Offer and remain open for at least 30 and not more than 40 days (unless required by applicable law). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

SECTION 4.15. Change of Control or a TNS/TTC Transaction

               Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (or, in the case of repurchase of Notes prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of repurchase) (the "Change of Control Payment"). A notice of a Change of Control Offer shall be prepared by the Company and shall be mailed by the Company with a copy to the Trustee or, at the option of the Company and at the expense of the Company, by the Trustee within 10 days following a Change of Control to each Holder of the Notes and such Change of Control Offer must remain open for at least 30 and not more than 40 days (unless required by applicable law).

               Upon the occurrence of a TNS/TTC Transaction, if the Company does not exercise its right to redeem the Notes concurrently with the consummation of the TNS/TTC Transaction or has not made an offer to each Holder of Notes to repurchase the Notes at the TNS/TTC Transaction Purchase Price concurrently with the consummation of such transaction in a manner that otherwise complies with the notice requirements and clauses (a) and (b) below of this sentence, the Company shall be required to (a) deposit with the Trustee upon consummation of such transaction sufficient monies to redeem in full the Notes, (b) delivered to the Trustee with a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions) dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes the Company will be solvent and (c) within ten days of the consummation of such transaction make an offer (a "TNS/TTC Put Option Offer") to each Holder to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof) of each Holder's Notes at an offer price (the "TNS/TTC Transaction Purchase Price") in cash equal to, at any time on or prior to July 31, 2002, the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any thereon, and the applicable Make-Whole Premium and after such date the amount that would be payable to the Holders of each Note to be purchased if the Company on such date were to redeem the Notes (the "TNS/TTC Put Option Payment"). The Company shall have the right to make a TNS/TTC Put Option Offer not more than 60 nor less than 30 days prior to the consummation of the TNS/TTC Transaction.

        The notice to each Holder of the Notes shall state: (1) that the Change of Control Offer or the TNS/TTC Put Option Offer is being made pursuant to this
Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment; (2) the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date" or the "TNS/TTC Put Option Payment Date"); (3) that any Note not tendered will continue to accrue or accrete interest, as the case may be; (4) that, unless the Company defaults in the payment of the Change of Control Payment or the TNS/TTC Put Option Payment, all Notes accepted for payment pursuant to the Change of Control Offer or the TNS/TTC Put Option Offer will cease to accrue or accrete interest, as the case may be, after the Change of Control Payment Date or the TNS/TTC Put Option Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer or the TNS/TTC Put Option Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date or the TNS/TTC Put Option Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holders, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and (8) the circumstances and material facts regarding the Change of Control or TNS/TTC Transaction (including but not limited to information with respect to the historical consolidated financial information of the Company and pro forma consolidated financial information of the Company after giving effect to the Change of Control or TNS/TTC Transaction, information regarding the Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control or TNS/TTC Transaction.

               On the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, as the case may be, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer or TNS/TTC Put Option Offer, as the case may be, (ii) deposit with the Paying Agent, unless previously deposited, an amount equal to the Change of Control Payment or the TNS/TTC Put Option Payment, as the case may be, in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment or the TNS/TTC Put Option Payment, as the case may be, for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, and in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt of the Company or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Company to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer or TNS/TTC Put Option Offer, as the case may be, on or as soon as practicable after the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, as the case may be.

               Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 4.16. Payments for Consent

               The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes which so consent, waive or agree to an amendment in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17. Limitation on Issuances and Sales of Capital Stock of Subsidiaries

               The Company (i) shall not, and shall not permit any of its Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Subsidiary owned by the Company and its Subsidiaries and (b) such transaction is conducted in accordance with Section 4.14 hereof and (ii) will not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if required by law, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company. The Company will not be obligated to comply with the provisions of this
Section 4.17 in connection with the sale, assignment, transfer, lease, conveyance or other disposition of up to 50% of the capital stock of TNS provided that no assets of the Company or any of its other Subsidiaries shall have been or will be transferred or licensed to TNS other than on an arm's-length basis and in the ordinary course and immediately after giving effect to such transaction and any Restricted Payment made from the Net Proceeds of such transaction (assuming for purposes of such definition that such transaction was an Asset Sale) the Notes are rated investment grade by Moody's or Standard & Poor's and the Company otherwise complies with Section 4.14 hereof.


                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.1.  Limitation on Merger, Consolidation or Sale of Assets

               (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) at the time of such transaction and immediately after giving effect to such transaction, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.8 hereof. The Company will not be obligated to comply with provisions of Section 5.1 in connection with a TNS/TTC Transaction so long as concurrently with the consummation of such transaction (i) the Company deposits with the Trustee sufficient monies to redeem in full the Notes and concurrently therewith redeems the Notes as set forth under Section 4.15 or if the Company has prior to such transaction given Holders of the Notes the right to put the Notes to the Company concurrently with the consummation of such transaction, then the Company will only be obligated to deposit with the Trustee sufficient monies to redeem in full those Notes as to which Holders have demanded redemption and (ii) the Company delivers to the Trustee a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions) dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes as described above the Company will be solvent.

               (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraph (a) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.2.  Successor Person Substituted

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer to or include instead the successor Person and not the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default

               An "Event of Default" occurs if:

               (1) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase (whether pursuant to Sections 4.14 or 4.15 or otherwise) or otherwise); or

               (2) the Company defaults in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

               (3) the Company fails to comply with the provisions described under Sections 4.9, 4.14, 4.15, 4.17 or Article 5 hereof; or

               (4) the Company or a Guarantor, if applicable, fails to comply with any of its covenants or agreements contained in the Notes or this Indenture (other than a default specified in clause (1), (2) or (3) above) and such default continues for a period of 30 days after notice of such default requiring the Company to remedy the same shall have been given to the Company; or

               (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default
        (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more; or

               (6) the Company or any of its Subsidiaries fails to pay one or more final judgments against the Company or any Subsidiary in an aggregate amount in excess of $2.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days from the entry thereof;

               (7) any of the Guarantees of the Guarantors ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any Guarantor, or any Person acting on behalf of a Guarantor, denies such Guarantor's liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

               (8) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

                      (A) ommences a voluntary case or proceeding,

                      (B) consents to the entry of an order for relief against
               it in an involuntary case or proceeding,

                      (C) consents to the appointment of a Custodian of it or
               for all or substantially all of its property,

                      (D) makes a general assignment for the benefit of its
               creditors, or

                      (E) admits in writing its inability to pay debts as the
               same become due; or

               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company or any of its
               Subsidiaries in an involuntary case or proceeding,

                      (B) appoints a Custodian of the Company, or any of its
               Subsidiaries, for all or substantially all of its property, or

                      (C) orders the liquidation of the Company or any of its
               Subsidiaries,

        and, in each case, the order or decree remains unstayed and in effect for 60 days.

               The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or the Guarantors with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 31, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or the Guarantors with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2.  Acceleration

               If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes by written notice to the Company and the Trustee may declare the Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to July 31, 2001, the Accreted Value of), Liquidated Damages and accrued and unpaid interest on the Notes, if any, shall be due and payable immediately. If an Event of Default specified in clause
(8) or (9) of Section 6.1 occurs, such amounts shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or any other Obligation that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3.  Other Remedies

               If an Event of Default occurs and is continuing, the Trustee may and shall at the direction of the Holders of 25% in principal amount at maturity of the then outstanding Notes pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Registration Rights Agreement.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.  Waiver of Past Defaults

               Subject to Sections 2.9, 6.7 and 9.2, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal amount (or, on or prior to July 31, 2001, the Accreted Value) or premium, interest or Liquidated Damages, if any, with respect to any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.  Control by Majority

               Subject to Section 2.9, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability. Subject to the provisions of TIA Section315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6.  Limitation on Suits

               A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

SECTION 6.7.  Rights of Holders to Receive Payment

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, interest, or Liquidated Damages, if any, with respect to the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  Collection Suit by Trustee

               If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


SECTION 6.9.  Trustee May File Proofs of Claim

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

SECTION 6.10. Priorities

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11. Undertaking for Costs

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder to enforce the provisions of Section 6.7 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1.  Duties of Trustee

               (1) If a Default or an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

               (2) Except during the continuance of a Default or an Event of
Default:

                      (A) The duties of the Trustee shall be determined solely by the TIA or express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in the TIA or this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                      (B) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this paragraph does not limit the effect of paragraph
(2) of this Section 7.1.

               (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.1.

               (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (6) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.  Rights of Trustee

               (1) The Trustee may conclusively rely and shall be protected in relying upon any resolution, document, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3) The Trustee may act through its agent and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture including, without limitation, the provisions of Section 6.5 hereof, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.3.  Definitive Rights of Trustee

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4.  Trustee's Disclaimer

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.  Notice of Defaults

               If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of Notes.

SECTION 7.6.  Reports by Trustee to Holders

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7.  Compensation and Indemnity

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Indenture, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Trustee's rights pursuant hereto; or (D) in connection with any removal of the Trustee pursuant to subsection 7.8 hereof), except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

               The Company shall indemnify the Trustee against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

               To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.  Replacement of Trustee

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company by at least 30 days' advance written notice. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               The Company shall give or cause to be given notice of each resignation and each removal of the Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this
Article 7.

SECTION 7.9.  Successor Trustee by Merger, etc.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such successor is otherwise eligible hereunder.

SECTION 7.10. Eligibility; Disqualification

               There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof or territory or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

               If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10 it shall resign immediately in the manner and with the effect specified in this Article 7. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provision of, the TIA and this Indenture.

               This Indenture shall always have a Trustee who satisfies the requirements of the TIA, including TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance

               The Company may, at the option of the Board of Directors of the Company, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

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

SECTION 8.2.  Legal Defeasance and Discharge

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, promptly on demand of and at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, premium, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to outstanding Notes under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3.  Covenant Defeasance

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Section 4.3(a), 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and Article 5
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default or Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), 6.1(4), 6.1(5) and 6.1(6) and, with respect to any Subsidiary, 6.1(7), 6.1(8)
and 6.1(9) hereof shall not constitute Events of Default.

SECTION 8.4.  Conditions to Legal Defeasance or Covenant Defeasance

               The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

               (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(8) or 6.1(9) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

               Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Liquidated Damages, if any, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.6.  Repayment to Company

               (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

               (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request in the form of an Officers' Certificate any money held by them for the payment of principal, premium, interest or Liquidated Damages, if any, that remains unclaimed for two years after such principal, interest, premium, if any, or Liquidated Damages, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Company for payment of such money as creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.7.  Reinstatement

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8.  Discharge of Liability on Securities; Defeasance

               When (a) (i) the Company delivers to the Trustee all outstanding Notes for cancellation (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, (b) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge at maturity or upon redemption all outstanding Notes, including interest, premium and Liquidated Damages, if any, thereon, and the Company pays or causes to be paid all other sums payable hereunder by the Company, (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; then this Indenture shall cease to be of further effect except for (i) the provisions set forth in Article 2, Sections 4.1, 4.2, 6.7, 7.7, 8.5, 8.6 and 8.7 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Company's obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture promptly on demand of the Company after receipt from the Company of an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.


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

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1.  Without Consent of Holders

               The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of
Notes:

               (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

               (2)    to comply with Article 5;

               (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (4) to provide for the assumption of the Company's and the Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation;

               (5)    to provide security for the Notes;

               (6)    to add Guarantees with respect to the Notes;

               (7) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

               (8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

               Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2.  With Consent of Holders

               Except as otherwise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

               Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

               After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount at maturity of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

               (1) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note or change or have the effect of changing the definition of Accreted Value;

               (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.14 and 4.15) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to Sections 3.9, 4.14 or 4.15 hereof;

               (4) make any Note payable in money other than that stated in the Note;

               (5) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

               (6) waive a Default or Event of Default in the payment of principal or Accreted Value of or premium, interest or Liquidated Damages, if any, on the Notes (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to Section 6.2);

               (7) waive a redemption payment with respect to any Note (other than a payment required under Section 4.14 or 4.15); or

               (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

SECTION 9.3.  Compliance with Trust Indenture Act

               If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents

               Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date specified in any solicitation or waiver. Subject to Section 9.2 hereof, a supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

               The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver or action permitted by Section 6.5. If the Company fixes a record date, the record date shall be fixed at the later of (i) 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

SECTION 9.5.  Notation on or Exchange of Notes

               The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

SECTION 9.6.  Trustee to Sign Amendments, etc.

               The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.


                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.1.  Unconditional Guarantee

               Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.2.  Severability

               In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.3.  Release of a Guarantor

               Upon (a) the sale or other disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company or (b) a sale or other disposition of all of the Capital Stock of any Guarantor, and which sale or disposition is otherwise in compliance with Section 4.14 hereof and the other terms of this Indenture, then such Guarantor or the entity acquiring such assets, as applicable, shall be deemed released from all obligations under this
Article 10 without any further action required on the part of the Trustee or any Holder.

               The Trustee shall execute and deliver an appropriate instrument furnished to it evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article 10.

SECTION 10.4.  Limitation of Guarantor's Liability

               Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.5.  Guarantors May Consolidate, etc., on Certain Terms

               (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

               (b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor) or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 10.3 and 10.5(a), immediately after such transaction, and giving effect thereto such transaction does not (a) violate any covenants set forth herein or (b) results in a Default or Event of Default under this Indenture that is continuing.

SECTION 10.6.  Contribution

               In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments of damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guaran tee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 10.7.  Waiver of Subrogation

               Until all Guarantee Obligations are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.7 is knowingly made in contemplation of such benefits.

SECTION 10.8.  Execution of Guarantee

               To evidence their guarantee to the Noteholders set forth in this
Article 10, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one officer (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.9.  Waiver of Stay, Extension or Usury Laws

               Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls

               If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2.  Notices

               Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:

               If to the Company or any Guarantor:

                      TeleHub Communications Corporation
                      2033 North Main Street, Suite 340
                      Walnut Creek, California 94596
                      Attention: Chief Financial Officer
                      Telecopier No.: (510) 295-1140

               If to the Trustee:

                      State Street Bank and Trust Company
                      Two International Place - 4th Floor
                      Boston, MA 02110
                      Attention: Corporate Trust Division:
                                 TeleHub Communications Corporation --
                                 13 7/8% Senior Discount Notes due 2005
                      Telecopier No.: (617) 664-5371

               The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses of subsequent notices or communications.

               All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3.  Communication by Holders with Other Holders

               Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). Upon qualification of this Indenture under the TIA, the Trustee shall otherwise comply with TIA Section 312(b).

SECTION 11.4.  Certificate and Opinion as to Conditions Precedent

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (if required by the TIA or this Indenture):

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.5.  Statements Required in Certificate or Opinion

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

               (1) statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

SECTION 11.6.  Rules by Trustee and Agents

               The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7.  Legal Holidays

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.8.  No Recourse Against Others

               (a) No past, present or future director, officer, employee, agent, or stockholder of the Company or any Subsidiary (other than the Company or its Subsidiaries), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

               (b) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

SECTION 11.9.  GOVERNING LAW

               THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 11.10.  No Adverse Interpretation of Other Agreements

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11.  Successors

               All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.  Severability

               In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.13.  Counterpart Originals

               This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 11.14.  Table of Contents, Headings, etc

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                         [signatures on following page]

                                   SIGNATURES

               IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.

                                            TELEHUB COMMUNICATIONS CORPORATION




                                            By:
                                               ---------------------------------
                                               Name: Donald H. Sledge
                                               Title: President and Chief
                                                      Executive Officer

                                            TELEHUB NETWORK SERVICES CORPORATION



                                            By:
                                               ---------------------------------
                                               Name: Donald H. Sledge
                                               Title: Chief Executive Officer

                                            TELEHUB TECHNOLOGIES CORPORATION



                                            By:
                                               ---------------------------------
                                               Name: Donald H. Sledge
                                               Title: Chief Executive Officer

                                            TELEHUB LEASING CORPORATION


                                            By:
                                               ---------------------------------
                                               Name: Donald H. Sledge
                                               Title: President

                                            STATE STREET BANK AND TRUST COMPANY,
                                            as trustee



                                            By:
                                               ---------------------------------
                                               Name: Chi Ma
                                               Title: Assistant Vice President

                                    EXHIBIT A

                                  FORM OF NOTE
                                 [Face of Note]

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. THE "ISSUE PRICE" IS $490.34 PER $1,000 PRINCIPAL AMOUNT AT MATURITY. THE ISSUE DATE OF THIS NOTE IS JULY 30, 1998 AND THE YIELD TO MATURITY IS 13 7/8% (COMPOUNDED SEMI-ANNUALLY). THE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES PER $1,000 STATED PRINCIPAL AMOUNT AT MATURITY IS $1,064.66 PLUS ALL CURRENT INTEREST (AS DEFINED). FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THE STATED REDEMPTION PRICE AT MATURITY IS $1,555. FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, A SIGNIFICANT AMOUNT OF ORIGINAL ISSUE DISCOUNT, TAXABLE AS ORDINARY INCOME, WILL BE RECOGNIZED BY A HOLDER OF NOTES AS SUCH DEFERRED INTEREST (AS DEFINED) ACCRUES FROM THE ISSUE DATE.

                       TELEHUB COMMUNICATIONS CORPORATION

               13 7/8% SERIES [A/B] SENIOR DISCOUNT NOTE DUE 2005

No. ___                                                      Up to $125,000,000
                                                             CUSIP NO.

             TeleHub Communications Corporation, a Nevada corporation, promises to pay to ________________________ or registered assigns, the stated principal amount at maturity of ____________________ Dollars ($__________) [if this Notes is a Global Note, then insert "(which stated principal amount at maturity may from time to time be increased or decreased to such other stated principal amounts at maturity (which shall not exceed $125,000,000 at any time) by adjustments made to the schedule annexed hereto by the Trustee hereinafter referred to in accordance with the indenture referred to on the reverse of this
Note)] on July 31, 2005.

             Current Interest Payment Dates: January 31 and July 31, commencing on January 31, 2002.

             Regular Record Dates: January 15 and July 15.

             Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                              TELEHUB COMMUNICATIONS CORPORATION


                                              By:
                                                 -------------------------------


Certificate of Authentication:

STATE STREET BANK AND TRUST COMPANY, as Trustee, certifies that this is one of the [Global] Notes referred to in the within-mentioned Indenture.

By:
   -------------------------------------------
   Authorized Signature

        [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE.]*/

        [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH THE RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER

------------------
*/  This paragraph should be included only if the Note is issued in global form.
-

PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES (C), (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."]**/

        [THE NOTES REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF 137/8% SENIOR DISCOUNT NOTES DUE 2005 (THE "NOTES") OF TELEHUB COMMUNICATIONS CORPORATION (THE "COMPANY") AND A WARRANT. THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) OCTOBER 30, 1998, (II) A "CHANGE OF CONTROL" (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), (III) THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), (IV) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR AN EXCHANGE OFFER (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES) FOR THE NOTES IS DECLARED EFFECTIVE, OR (V) SUCH EARLIER DATE AS


-----------------
**/  This paragraph should not be included on Exchange Notes received in an
--   Exchange Offer.

DETERMINED BY BANCBOSTON SECURITIES INC. IN ITS SOLE DISCRETION (SUCH DATE, THE "SEPARATION DATE").***/]

        [BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY RESTRICTED PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CEDEL S.A. AND ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. DURING SUCH 40-DAY RESTRICTED PERIOD, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED TO INSTITUTIONS THAT ARE "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT BUT NOT QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.****/]


-------------

***/ This paragraph should not be included on Exchange Notes received in an --- Exchange Offer.

****/ This paragraph should be included only if the Note is a temporary ---- Regulation S Global Note.

                                [Reverse of Note]

                       TELEHUB COMMUNICATIONS CORPORATION

               13 7/8% SERIES [A/B] SENIOR DISCOUNT NOTE DUE 2005


               1. Interest. TeleHub Communications Corporation, a Nevada corporation (the "Company"), promises to pay the stated principal amount at maturity of this Note on July 31, 2005. This Note will bear interest on the Accreted Value, and subsequent to July 31, 2001 on the principal amount, at a rate of 13 7/8% per annum computed on a semiannual bond equivalent basis from the Issue Date. In the period prior to July 31, 2001, interest at a rate of 13 7/8% per annum will accrete on the Accreted Value but will not be payable in cash ("Deferred Interest"). Deferred Interest will be paid at maturity of this Note and will constitute a part of the stated amount at maturity of this Note. From July 31, 1998 until maturity, interest at a rate of 13 7/8% per annum ("Current Interest") on the stated principal amount at maturity of this Note will be payable in cash semiannually (to the Holder of record at the close of business on the January 15 and July 15, as the case may be, immediately preceding the applicable Current Interest Payment Date) on each Current Interest Payment Date, commencing on January 31, 2002.The Company will pay interest and Liquidated Damages, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below, semiannually in arrears on January 31 and July 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal or Accreted Value, as applicable, and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the interest rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

               2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Current Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal or Accreted Value, as applicable, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal, premium, interest and Liquidated Damages, if any, on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 7 and 8 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

               4. Indenture. The Company issued the Notes under an Indenture, dated as of July 30, 1998 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior general obligations of the Company limited to $125,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

               5. Optional Redemption. The Notes are not redeemable at the Company's option prior to July 31, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below:



  Year                                 Percentage
---------                            ---------------
2002..............................      106.9375%
2003..............................      103.4688%
2004 and thereafter...............      100.0000%


               Notwithstanding the foregoing, upon the occurrence of a TNS/TTC Transaction, the Company may, at its option, by giving notice of redemption at any time not less than 30 days nor more than 60 days prior to such transaction, redeem all, but not less than all, of the outstanding Notes concurrently with the consummation of such transaction at redemption price equal to, at any time on or prior to July 31, 2002, 100% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, plus the applicable Make-Whole Premium and after such date at the amount that would be payable to the holders if the Company on such date were to redeem the Notes. On the date fixed for redemption in connection with a TNS/TTC Transaction, the Company will deposit with the Trustee sufficient monies to redeem in full the Notes and deliver to the Trustee a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions) dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes the Company will be solvency.

               6. Notice of Redemption. Subject to the provisions of the Indenture, notice of redemption will be mailed by first class mail to the Holder's registered address at least 30 days but not more than 60 days before the redemption date (unless a different notice period is set forth in Section 5 hereof) to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth in the Indenture, select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date).

               7. Change of Control. In the event of a Change of Control of the Company, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date (or, in the case of repurchase of Notes prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date).

               8. Asset Sales. In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of repurchase of Notes prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of repurchase).

               9. TNS/TTC Put or Call Option. Upon the occurrence of a TNS/TTC Transaction, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof), or may, at its option redeem all, but not less than all, of the outstanding Notes at a redemption price equal to, at any time on or prior to July 31, 2002, the Accreted Value thereof, plus Liquidated Damages and accrued and unpaid interest thereon, if any, and the applicable Make-Whole Premium, and after such date, the amount that would be payable to the Holders if the Company on such date were to redeem the Notes.

               10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, the ability of the Company or its Subsidiaries to dispose of certain assets, to declare or pay dividends or make certain other distributions and payments, to make certain investments or purchase, redeem, or otherwise acquire or retire for value Equity Interests, to incur additional Indebtedness or incur Liens and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

               11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 stated principal amount at maturity and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to transfer or exchange any Notes selected for redemption. Also, the Company need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

               12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

               13. Unclaimed Money. If money for the payment of principal, premium, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

               14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer of exchange offer for the Notes). Holders of a majority in principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal of (or, if prior to July 31, 2001, the Accreted Value of), Liquidated Damages, if any, and interest with respect to any Note held by a non-consenting Holder. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the legal rights of any Holder.

               15. Events of Default and Remedies. An Event of Default generally is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, any of the Notes; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on any of the Notes; (iii) failure by the Company or a Guarantor, if applicable, to comply with certain of its agreements in the Indenture and the Notes; (iv) failure by the Company or a Guarantor, if applicable, for 30 days after notice to comply with any of its covenants or agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii) and (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (v), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry;
(vii) certain events with respect to the unenforceability of the Guarantees of the Guarantors; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all of the principal of (or, if prior to July 31, 2001, the Accreted Value of) the Notes, accrued and unpaid interest or Liquidated Damages, if any, thereon and all other Obligations thereunder, to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company and any Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

               16. Trustee Dealings with Company. State Street Bank and Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

               17. No Recourse Against Others. No past, present or future director, officer, employee, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

               18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

               19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

               [20. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 13 7/8% Series B Senior Discount Notes due 2005 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Original Notes. The Holders of the Original Notes shall be entitled to receive certain additional interest payments ("Liquidated Damages") in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provision of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full.]*****/

               21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

               22. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: TeleHub Communications Corporation, 2033 North Main Street, Suite 340, Walnut Creek, California 94596, Attention: Chief Financial Officer.


--------

*****/ This paragraph should not be included on Exchange Notes received in the Exchange Offer.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                SENIOR GUARANTEE

               The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee")
(i) the due and punctual payment of the principal of (or, if prior to July 31, 2001, the Accreted Value (as defined in the Indenture) of), Liquidated Damages (as defined in the Indenture) and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               No stockholder, officer, director, employee or agent, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or agent.

               The Guarantee shall not be valid or obligatory for any purpose until the certificate of authorization on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature on one of its authorized officers.

               This Guarantee is subject to release upon the terms set forth in the Indenture.

                                            TELEHUB NETWORK SERVICES CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            TELEHUB TECHNOLOGIES CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                            TELEHUB LEASING CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Date:
      ----------------------------------

Signature Guarantee:
                    ------------------------------------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

In connection with any transfer of this Note the Holder hereof may be required by the Indenture to deliver to the Trustee and the Registrar a certification substantially in the form of Exhibit B to the Indenture.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                      Section 4.14  [ ]       Section 4.15  [ ]


               If you want to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount (in integral multiples of $1,000):


$
 ----------------------------------------


Date:
     ------------------------------------

Signature:
           ---------------------------------------------------------------------
           (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    ------------------------------------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.


                 SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES(3)

The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                     Principal Amount of         Signature of
                   Amount of decrease     Amount of increase in       this Global Note       authorized officer of
   Date of         in Principal Amount      Principal Amount of        following such           Trustee or Note
   Exchange        of this Global Note        this Global Note      decrease (or increase)         Custodian
--------------   ----------------------   ----------------------   -----------------------   ---------------------



--------------
(3) This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

             Re: 13 7/8% Series [A/B] Senior Discount Notes due 2005
                 of TeleHub Communications Corporation

               This Certificate relates to $_____ principal amount of Notes held in */ _______ bookentry or */ ______ definitive form by _________________ (the
"Transferor").

The Transferor:*/

[ ] has requested the Registrar by written order to exchange or register the transfer of a Note or Notes; or

[ ] has requested the Trustee by written order to exchange its Note or Notes in definitive, registered form for a beneficial interest in a Global Note held by the Depository equal to the principal amount of notes it holds (or the portion thereof indicated above); or

[ ] has requested the trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the transferor is familiar with the indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

[ ] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(a), Section 2.6(b)(i) or
        Section 2.6(d)(i)(a) of the Indenture).

[ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirements of Rule 144A under the Securities Act.

[ ] Such Note is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Indenture).


------------
*/      Check applicable box.
-
                                       B-1

[ ] Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act (based on an opinion of counsel if the Company so requests).

[ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

[ ] Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

[ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests).

                                                 -------------------------------
                                                 [INSERT NAME OF TRANSFEROR]



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:
DATE:                                               Address:
     --------------------------


          TO BE COMPLETED BY TRANSFEREE IF SECOND BOX ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                            Signed:
      -------------------------          -------------------------------------
                                         NOTICE: To be executed by an executive
                                         officer

                                    EXHIBIT C

         FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED INSTITUTIONS


                                                          ------------ ---, ----


State Street Bank and Trust Company,
  as Registrar
Attn:  Corporate Trust Division



Ladies and Gentlemen:

             In connection with our proposed purchase of $_____ aggregate principal amount of 13 7/8% Series [A/B] Senior Discount Notes due 2005 (the "Notes") of TeleHub Communications Corporation (the "Issuer"), an Illinois corporation, we confirm that:


             1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the laws of any state or other jurisdiction, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

             2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions of the Securities Act.

             3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as described below. We agree, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue of such Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (the "Resale Restriction Termination Date"), except (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein) in a transaction meeting the requirements of Rule 144A, (C) to an institutional "accredited investor" (as defined above) that is purchasing for his own account or for the account of such an "accredited investor," and that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, (E) pursuant to an effective registration statement under the Securities Act, (F) outside the U.S. to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (G) pursuant to any other available exemption from the registration requirements of the Securities Act (based upon an opinion of counsel reasonably acceptable to the Issuer if the Issuer so requests), subject in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with applicable securities laws of any state of other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

             4. We understand that, on any proposed offer, sale or other transfer of any Notes prior to the Resale Restriction Termination Date, we will be required to furnish to the Trustee and the Issuer such certifications, legal opinions, and other information as either of them may reasonably require to confirm that the proposed transaction complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this and the preceding paragraph.

             5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

             We acknowledge that you, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We agree to notify you promptly in writing if any of our representations or warranties ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                 -----------------------------------------------
                                 (Name of Purchaser)


                                       BY:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Address:

                                    EXHIBIT D

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                               ----------, -----

State Street Bank and Trust Company,
  as Registrar
Attention:  Corporate Trust Division


Ladies and Gentlemen:

             In connection with our proposed sale of $__________ aggregate principal amount of 13 7/8% Series [A/B] Senior Discount Notes due 2005 (the "Notes") of TeleHub Communications Corporation, an Illinois corporation (the "Company"), we represent that:

             (i) the offer of the Notes was not made to a person in the United States;

             (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

             (iii) no directed selling efforts have been made by us, any of our affiliates or any person acting on our or their behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

             (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

             You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                                Very truly yours,

                                                --------------------------------
                                                [Name of Transferor]

                                                BY:
                                                   -----------------------------
                                                   Name:
                                                   Title:
                                                   Address:



                                       D-1